UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

Fresh Promise Foods, Inc.

(Exact name of registrant as specified in its charter)

Nevada	00-24723	88-0393257
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Alderman Drive, Suite 210

Alpharetta, GA 30005

(Address of principal executive offices)

(770) 521-9826

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2014, the Board of Directors of Fresh Promise Foods, Inc. (the “Company”) and each of the two holders of Series B Preferred stock of the Company (the “Majority Shareholders)”, effectively constituting approximately 80% of the vote of all outstanding shares of the Company, by unanimous written consent, voted in favor of increasing the aggregate number of shares of common stock, par value of $0.00001 per share (the “Common Stock”), authorized to be issued by the Company from four hundred seventy five million (475,000,000) to nine hundred seventy five million (975,000,000) (the “Authorized Share Increase”). On May 28, 2014, the Company filed a definitive information statement on Form 14C with respect to the Authorized Share Increase.

On June 10, 2014, the Company filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada, effecting the Authorized Share Increase. A copy of the Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation*

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fresh Promise Foods, INC.

Date: June 16, 2014	By:	/s/ Kevin P. Quirk
	Name:	Kevin P. Quirk
	Title:	Chief Executive Officer and President